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                                                                    Exhibit 23.3
                     [YOUNG & ASSOCIATES, INC. LETTERHEAD]


       May 31, 2000


       Mr. Dwight Douce
       225 N. Market Street
       Wooster, OH 44691

       RE:  CONSENT LETTER

       Dear Dwight:

       Page 22 of the Ohio Legacy Corp Registration Statement on Form SB-2 filed May 31, 2000 includes a statement in reference to several recent studies conducted by Young & Associates regarding the growth performance of community banks relative to larger regional banks.

       With this letter Young & Associates hereby gives consent to Ohio Legacy Corp. to include the reference and related discussion of community bank strategic advantages as currently presented in the Registration Statement.

       If you have any further needs regarding comments related to this section, or if I can be of further assistance, please do not hesitate to call.

       Sincerely,

       /s/ Craig J. Young
       Craig J. Young
       President